SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
August 19, 2016

AIR INDUSTRIES GROUP
___________________

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-35927	80-0948413
State of	Commission	IRS Employer
Incorporation	File Number	I.D. Number

360 Motor Parkway, Suite 100, Hauppauge, NY 11788
(Address of Principal Executive Offices)

Registrant's telephone number: (631) 881-4920

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17   CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Placement Agency Agreement

On August 19, 2016, Air Industries Group (the “Company”) entered into a Placement Agency Agreement with Taglich Brothers, Inc., as placement agent (the “Placement Agent”), pursuant to which the Placement Agent agreed to offer on behalf of the Company, on a best efforts basis, up to $4,250,000 of the Company’s 12% Subordinated Convertible Notes due December 31, 2017 (the “Notes”) to accredited investors (the “Offering”), together with five-year warrants to purchase 4,065 shares of common stock (the “Warrants”) for each $100,000 principal amount of Notes purchased, in a private placement exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”).

The Notes are convertible, at the option of the holders, into shares of the Company’s common stock at an initial conversion price of $4.92 per share, subject to adjustment for certain events. The Notes are automatically convertible into shares of the Company’s Series A Convertible Preferred Stock (“Series A Preferred Stock”) at a price of $10.00 per share, the stated value of the Series A Preferred Stock, upon the filing of a certificate of amendment to the Company’s Articles of Incorporation increasing the number of shares of Series A Preferred Stock so that a sufficient number of shares are available for issuance upon conversion of the Notes and for issuance in lieu of payment of cash dividends (the “Certificate of Amendment”) in accordance with the provisions of the certificate of designation authorizing the issuance of the Series A Preferred Stock. The amendment is subject to the approval of the Company’s stockholders. The Company will submit the amendment to its stockholders for their approval at its 2016 Annual Meeting of Stockholders which it expects to hold in the fourth quarter of 2016.

Under the terms of the Placement Agency Agreement, the Placement Agent is entitled to a placement agent fee equal to 7% of the gross proceeds of the offering, five year warrants to purchase 8% of the shares of the Company’s common stock (the “Placement Agent Warrant”) issuable upon conversion of the Notes at an exercise price of $6.15 per share, equal to 125% of the initial conversion price per share of the Notes, and reimbursement for its actual out-of-pocket expenses not to exceed in the aggregate $25,000. The Placement Agency Agreement has been filed as Exhibit 10.1 to this report.

Securities Purchase Agreement

The Company has entered into a Securities Purchase Agreement with accredited investors for the purchase of approximately $4,250,000 principal amount of Notes, inclusive of Notes to be issued to Michael Taglich and Robert Taglich, directors and principal stockholders of the Company and principals of Taglich Brothers, Inc., in consideration of the forgiveness of amounts previously loaned to the Company together with interest accrued thereon.

On August 19, 2016, at the initial closing of the Offering, the Company issued and sold a total of $2,660,000 principal amount of the Notes to accredited investors, together with Warrants to purchase an aggregate of 108,118 shares of common stock, yielding net proceeds to the Company of approximately $2,366,300, pursuant to a Securities Purchase Agreement dated August 18, 2016 (the “Securities Purchase Agreement”). The Company also issued to Michael Taglich a Note in the principal amount of $1,520,703, together with Warrants to purchase 61,817 shares of common stock, upon surrender for cancellation of promissory notes in the aggregate principal amount of $1,500,000, together with accrued interest thereon and on notes previously exchanged for Series A Preferred Stock of $20,703.   In addition, the Company issued to Robert Taglich a Note in the principal amount of $4,373, together with Warrants to purchase 178 shares of common stock, in consideration of the forgiveness of interest of $4,373 accrued on notes previously exchanged for Series A Preferred Stock. The Company expects to close on the balance of the Offering within a week.

In connection with the Securities Purchase Agreement, the purchasers of the Notes entered into a Joinder Agreement with the Company by which they became parties to a Registration Rights Agreement with the original purchasers of the Series A Preferred Stock issued in an offering completed in May and June of 2016, as amended, pursuant to which the Company agreed to file a registration statement for the resale of the shares of Series A Preferred Stock and common stock issuable upon conversion of the Notes and the Series A Preferred Stock and upon issuance of the Warrants  and the Placement Agent Warrant. The Joinder Agreement and the amendment to the registration rights agreement have been filed as Exhibits 10.4 and 10.6, respectively,  to this report.

Terms of the Notes

The summary below describes the principal terms of the Notes. The summary is qualified in its entirety by the form of Note filed as Exhibit 10.3 to this report.

Interest
The Notes will accrue interest on the outstanding principal amount of the Notes commencing on the date of issuance at the annual rate of 12%. The principal amount of the Notes, together with all accrued interest, is due and payable on December 31, 2017 (the “Maturity Date”).

Conversion
The outstanding principal amount plus accrued interest on the Notes is convertible at the option of the holder into shares of common stock at an initial conversion price of $4.92, and  is automatically convertible into shares of Series A Preferred Stock, upon the filing with the Office of the Secretary of State of Nevada of the Certificate of Amendment at a price equal to $10.00 per share of Series A Preferred Stock. The Company’s Board of Directors has approved the Certificate of Amendment and will be submitting the Certificate of Amendment to its stockholders for their approval (“Stockholder Approval”). Stockholder Approval requires the affirmative vote of a majority of the outstanding shares of Series A Preferred Stock, voting as a separate class and on an as converted basis, together with the outstanding shares of common stock, which the Company believes it will be able to obtain. The terms of the Series A Preferred Stock are summarized below.

Priority
The Notes are junior and subordinate in right of payment to the Company’s indebtedness under the Amended and Restated Revolving Credit, Term Loan and Security Agreement with PNC Bank, National Association, the Company’s senior lender.

Events of Default
An event of default under the Notes will occur (i) if the Company fails to make any payment under the Notes within ten (10) days after the date first due, or (ii) if the Company files a petition in bankruptcy or under any similar insolvency law, make an assignment for the benefit of its creditors, or if any voluntary petition in bankruptcy or under any similar insolvency law is filed against the Company and such petition is not dismissed within sixty (60) days after the filing thereof. Upon the occurrence and continuation of an event of default, holders of a majority of the outstanding principal amount of the Notes then outstanding, upon notice to the Company and the holders of the Senior Indebtedness (as defined in the Notes), may demand immediate payment of the unpaid principal amount of the Notes, together with accrued interest thereon and all other amounts payable under the Notes, subject to the subordination provisions of the Notes. Upon the occurrence and continuation of an event of default, the interest rate on the Notes will increase to 19% per annum.

Terms of the Series A Preferred Stock

The summary below describes the principal terms of the Series A Preferred Stock (sometimes referred toherein as the “Preferred Shares”). The summary is qualified in its entirety by the Certificate of Designation authorizing the Series A Preferred Stock filed as Exhibit 3.1 to the Company’s Current report on Form 8-K filed on June 1, 2016 and incorporated herein by reference).

Dividend rates
Dividends on the Preferred Shares are payable on a cumulative basis at an annual rate of 12% of the Stated Value per share until May 26, 2018, and thereafter at the annual rate of 16% of the Stated Value.  Dividends are payable on the fifteenth day of March, June, September and December of each year, commencing September 15, 2016.   The Company may pay dividends in cash or in additional Preferred Shares.  If the Company fails to pay at least 8% per annum of the dividend payable for any dividend period through May 25, 2018 in cash, in addition to paying a sufficient number of PIK Shares so that the sum of the cash dividends and PIK Shares paid equals 12% per annum, the Company will issue PIK Shares in an amount equal to the product of the proportion of the cash dividend not paid times 3% per annum. Thus, if no cash is paid in respect of a dividend due during the period ended May 25, 2018, the Company will issue PIK Shares for any dividend period occurring during that period at the rate of 15% per annum of the Stated Value per share.  Thereafter if the Company fails to pay at least 10% of the dividend payable in respect of any dividend period in cash, in addition to paying a sufficient number of PIK Shares so that the sum of the cash dividends and PIK Shares paid equals 16% per annum, the Company will issue PIK Shares in in an amount equal to the product of the proportion of the cash dividend not paid times 3% per annum. Thus, if no cash is paid in respect of a dividend for a dividend period after May 26, 2018, the Company will issue PIK Shares at the rate of 19% per annum of the Stated Value per share.  If the Company pays any portion of the dividends payable during any dividend period in PIK Shares, the Company will not be permitted to declare or pay any cash dividends on its common stock during that dividend period.

Liquidation preference
Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company’s affairs, holders of shares of Series A Preferred Stock are entitled to be paid out of the Company’s assets legally available for distribution to its stockholders, after payment of or provision for the Company’s debts and other liabilities, a liquidation preference of $10 per share, plus an amount equal to accrued and unpaid dividends (whether or not authorized or declared) up to but excluding the date of payment, before any payment is made to holders of the Company’s common stock and any other class or series of capital stock ranking junior to the Series A  Preferred Stock as to liquidation rights.

Conversion at Option of Holder
Holders of Preferred Shares may elect at any time to convert their Preferred Shares into shares of the Company’s common stock at the conversion rate of 2.0325 shares of common stock for each Preferred Share (equivalent to an initial conversion price of approximately $4.92 per share of common stock). The conversion rate and the corresponding conversion price will be subject to certain anti-dilution and other adjustments as described herein.

Conversion at Company’s Option
The Company may at its option, at any time and from time to time after the market price of a share of the Company’s common stock is in excess of $9.84 (200% of the conversion price) for 30 consecutive trading days, cause all of the Preferred Shares to be converted into shares of the Company’s common stock at the then-prevailing conversion rate.

Redemption at Company’s Option	Commencing May 25, 2018, the Company may redeem all of the Preferred Shares for a redemption price of $10 per share, plus accrued and unpaid dividends.

Voting rights
Holders of Preferred Shares vote on an as-converted basis, together with holders of the Company’s common stock, as a single class, on the election of directors and all other matters presented to stockholders, except for matters as to which under applicable law and the Certificate of Designation creating the Series A Preferred Stock a class vote of the Series A Preferred Stock is required.

Terms of the Warrants

The summary below describes the principal terms of the Warrants. The summary is qualified in its entirety by the form of the Warrant filed as Exhibit 4.1 to this report.

Exercise Price
$5.00 per share, subject to adjustment for certain events. The Warrants may be exercised on a cashless basis for a lesser number of shares depending on prevailing market prices at the time of exercise.

Exercise Period	At any time on or before July 31, 2021.

Item 3.02 Unregistered Sale of Equity Securities

On August 19, 2016, the Company issued and sold a total of sold a total of $2,660,000 principal amount of the Notes, together with Warrants to purchase a total of 108,118 shares of common stock, to accredited investor pursuant to the Securities Purchase Agreement for a total purchase price of $2,660,000. The Company also issued to Michael Taglich a Note in the principal amount of $1,520,703, together with Warrants to purchase 61,817 shares of common stock, upon surrender for cancellation of promissory notes in the aggregate principal amount of $1,500,000, together with accrued interest thereon and on notes previously exchanged for Series A Preferred Stock of $20,703. In addition, the Company issued to Robert Taglich a Note in the principal amount of $4,373, together with Warrants to purchase 178 shares of common stock, in consideration of the forgiveness of interest of $4,373 accrued on notes previously exchanged for Series A Preferred Stock.

The Notes and Warrants were issued as part of the Offering for which Taglich Brothers, Inc. acted as placement agent    On August 19, 2016, the Company issued five-year warrants to purchase 67,642 shares of its common stock at an initial exercise price of $6.15 per share to of the Placement Agent in connection with the Offering pursuant to the Placement Agency Agreement. The Company paid the Placement Agent a fee of $291,200 in connection with the Offering, and is obligated to reimburse the Placement Agent for up to $25,000 of expenses incurred in connection with the Offering. The Placement Agent Warrant has been filed as Exhibit 4.2 to this report.

The issuance and sale of the shares of Notes, Warrants and Placement Agent Warrants were exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder. The Notes are endorsed with a customary Securities Act restrictive legend.

Item 3.03 Material Modification to Rights of Security Holders.

The rights of holders of the Series A Preferred Stock and common stock upon liquidation are junior and subordinate in right of payment to holders of the Notes. For a more complete description of the terms of the Notes, see Item 1.01 of this report.

Item 9.01 Financial Statements and Exhibits.

(a)	Not applicable.
(b)	Not applicable.
(c)	Exhibits.

3.1	Certificate of Designation authorizing the issuance of the Series A Preferred Stock (incorporated by reference herein to exhibit 3.1 to the Company’s Current Report on Form 8-K filed on June 1, 2016).

4.1	Form of Warrant issued to purchasers of the Notes.

4.2	Placement Agent Warrant issued to Taglich Brothers, Inc.

10.1	Placement Agency Agreement dated August 19, 2016 between the Company and Taglich Brothers, Inc.

10.2	Securities Purchase Agreement by and among Air Industries Group and the purchasers named therein

10.3	The Company’s 12% Convertible Subordinated Note due December 31, 2017.

10.4	Joinder Agreement among the purchasers of the Notes and the Company

10.5	Registration Rights Agreement dated May 26, 2016, as amended (incorporated by reference herein to Exhibit B to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on June 1, 2016).

10.6	Amendment to Registration Rights Agreement.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 22, 2016

AIR INDUSTRIES GROUP

By:	/s/ Daniel R. Godin
Daniel R. Godin
President and Chief Executive Officer